UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  February 28, 2005

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

01-14010 (Commission File Number)	13-3668640 (IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts (Address of Principal Executive Offices)	01757 (Zip Code)

(508) 478-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.

The purpose of this Form 8-K is to provide information regarding products, both new and planned, to be presented at the Pittsburgh Conference on Analytical and Applied Spectroscopy (Pittcon). The conference is scheduled for February 28, 2005 through March 3, 2005 in Orlando, Florida U.S.A. These products are tools used by scientists in life science, industrial, and academic laboratories in their pursuit of better methods of treating diseases, monitoring the environment and manufacturing quality pharmaceuticals, chemicals, plastics, foods, beverages and numerous other products. Detailed descriptions of these products can be found within press releases posted at the Company’s web site (www.waters.com). Key products featured in these press releases include:

1.	Waters® Protein Expression System – An end-to-end system solution to give scientists the ability to quantitatively assess changes in protein expression while performing enhanced qualitative protein identification – all within the same LC/MS run.

2.	Waters® Micromass® Q-Tof Premier™ Mass Spectrometer – Targeted mainly at proteomics researchers, the Q-Tof Premier now allows scientists to switch between API and MALDI ionization modes with relative ease, giving them maximum flexibility for analyzing proteins and other important bio-molecules.

3.	Waters® ACQUITY UPLC ELSD – an evaporative light scattering detector designed to combine the speed, sensitivity and resolution of the Company’s ACQUITY UPLC System with advanced light scattering detection technology. This synergy enhances the quality of information generated in each chromatographic run.

4.	Waters® ACQUITY UPLC™ Columns – Shield RP18, C8 and Phenyl. ACQUITY UPLC columns are differentiated by the technology enabling 1.7 micron hybrid particles. This advanced packing material is the second-generation of Waters® patented Hybrid Particle Technology. These new column chemistries expand the range of applications for Waters UPLC technology.

5.	Waters® Empower 2.0 Chromatography Software – Empower Software is the Company’s flagship chromatography data management software solution. Today’s announcement provides enhancements in data management, software usability, instrument control and regulatory compliance.

6.	Waters® NuGenesis® SDMS (Scientific Data Management System) 7.0 – This new release improves NuGenesis SDMS’ ability to store and manage an expanded variety of scientific data.

7.	Selection of IBM OpenPower 720 – This system, used in conjunction with Waters MassLynx™ mass spectrometry software, enables the multi-threaded, 64-bit capabilities of the ProteinLynx Global SERVER™ and Protein Expression Informatics to be fully leveraged on Linux® platforms.

This release contains “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons including and without limitation: loss of market share through competition, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of new products, changes in the demands of the Company’s healthcare and pharmaceutical company customers, changes in the healthcare market and the pharmaceutical industry, changes in distribution of the Company’s products and foreign exchange fluctuations. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this press release and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION
Dated: March 1, 2005	By:	/s/ John Ornell
		Name:	John Ornell
		Title:	Vice President, Finance and Administration and Chief Financial Officer